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                                   T R I A R C

                                                       Triarc Companies, Inc.
                                                       280 Park Avenue
                                                       New York, NY 10017
                                                       Tel   212 451 3000


                                                       Dated as of July 28, 1999


Mr. John L. Barnes, Jr.
31 Old Redding Road
Weston, CT 06883

Dear Jack:

          Reference is made to your Employment Agreement dated as of April 29, 1996, as amended as of April 28, 1999 (as so amended, the "Agreement"). This letter confirms the following amendments to the Agreement.

1. The term of your employment shall continue through June 29, 2000 and all references to "July 28, 1999" shall be deleted and amended to read "June 29, 2000". Similarly, references to a "three-year and three-month" term shall be deleted and instead be amended to read a "four-year and two-month" term.

          Except as amended by the foregoing, the Agreement shall remain in full force and effect.

          This letter shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          If you agree with the terms outlined above, sign a copy of this letter and return it to us.

                                                    Very truly yours,

                                                      /s/ Brian L. Schorr
                                                    ----------------------------
                                                    Brian L. Schorr
                                                    Executive Vice President
                                                    and General Counsel

ACCEPTED TO AND AGREED
AS OF JULY 28, 1999:

 /s/ John L. Barnes, Jr.
---------------------------
John L. Barnes, Jr.